UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALPHA PRO TECH, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALPHA PRO TECH, LTD.

60 Centurian Drive

Suite 112

Markham, Ontario, Canada

L3R 9R2

Telephone:   (905) 479-0654

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the 2009 annual meeting of shareholders of Alpha Pro Tech, Ltd., (the “Company”) will be held at the Mirage Hotel, 3400 Las Vegas Boulevard South, Las Vegas, Nevada, on:

Tuesday, June 9, 2009

at the hour of 9:30 o’clock A.M. (local time) for the following purposes:

1.             To elect seven directors to serve until the 2010 annual meeting of shareholders.

2.             To ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for fiscal 2009; and

3.             To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors unanimously recommends that you vote FOR each of the proposals set forth in this Proxy Statement.

Accompanying this Notice is the Proxy Statement and Proxy Card.

The Board of Directors set April 13, 2009, as the record date for the meeting.  This means that owners of the Company’s common stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting.  We will make available a list of Shareholders of the Company as of the close of business on April 13, 2009 for inspection during normal business hours from May 27 through June 9, 2009, at the Mirage Hotel, in Las Vegas, Nevada.  This list will also be available at the meeting.

DATED: April 28, 2009

BY ORDER OF THE BOARD OF DIRECTORS

AL MILLAR

President

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.  IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

ALPHA PRO TECH, LTD.

60 Centurian Drive, Suite 112

Markham, Ontario

L3R 9R2

PROXY STATEMENT

This Proxy Statement and accompanying Proxy Card are first being sent to shareholders on or about April 30, 2009.

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting of Shareholders to be held on June 9, 2009 —

the proxy statement is available at www.alphaprotech.com/investors/proxystatement.aspx and the annual report is available at www.alphaprotech.com/investors/annualreport.aspx.

ABOUT THIS MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors and ratification of the appointment of our independent registered public accounting firm.  In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record of common stock at the close of business on April 13, 2009 are entitled to vote.  Each shareholder of common stock is entitled to one vote per share.  We are authorized to issue 50,000,000 common shares, par value $.01 per share.  There were issued and outstanding 23,850,853 shares of common stock as of the close of business on April 13, 2009.  There is only one class of shares.

How do I vote?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you.  Voting information is provided on the enclosed proxy.

What if my shares are held by a broker or nominee?

If you hold your shares in “street name” i.e. in the name of a broker, bank or other record holder, follow the voting instructions on the form you receive from them.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.  Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.  Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check-in at the registration desk at the meeting.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to Proposal 1, the election of directors, and on Proposal 2, ratification of the appointment of the independent registered public accounting firm..  We are not aware of any other matter that may be properly presented.  If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.  The Board’s recommendation is set forth together with the description of each proposal in this Proxy Statement.  In summary, the Board recommends a vote For:

•      the election of the nominated directors; and

•      the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009.

Can I go to the Annual Meeting if I vote by proxy?

Yes.  Attending the meeting does not revoke the proxy.  However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

Will my vote be public?

No.  As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available if actually necessary to meet legal requirements.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The affirmative vote of shares representing a majority in voting power of the shares of common stock, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Proposal 2.  Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote.  The election of directors will be by a plurality of the votes cast.  A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

PERSONS MAKING THE SOLICITATION

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company.  We may reimburse shareholder’s nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute proxies.  No solicitation will be made by specifically engaged employees or soliciting agents.  The cost of solicitation will be borne by us.

ANNUAL REPORT

The Annual Report for the year ended December 31, 2008 containing financial and other information about the Company is enclosed.

ELECTION OF DIRECTORS

Proposal 1.

The Board of Directors of the Company is currently fixed at seven members.  Directors are elected annually for a term of office to expire at the succeeding annual meeting of shareholders after their election and until their successors are duly elected and qualified.  The Board of Directors proposes that the seven nominees described below, be elected for a new term of one year and until their successors are duly elected and qualified.  All nominees are currently directors and all were elected by the shareholders at our last annual meeting.

Each of the nominees has consented to serve.  If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The Board of Directors unanimously recommends that you vote FOR each of the nominees listed below to serve as our Directors until the next Annual Meeting or until their successors are duly elected and qualified.

There are set forth below following the names of the nominees, their present positions and offices with the Company, their principal occupations and business experience during the past five years, directorships held with other corporations, certain other information, their ages and the date first elected as a director or executive officer.

SHELDON HOFFMAN (age 71) is a chartered accountant and has been a director and chief executive officer of the Company since July 11, 1989.  Mr. Hoffman founded and was president of Absco Aerosols, Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1985 until that company was sold to CCL Industries, Inc. (“CCL”), a manufacturer of aerosol and liquid products and containers.  Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems, Ltd., a water filter manufacturer, as president and chief executive officer.

ALEXANDER W. MILLAR (age 67) has been a director of the Company since July 11, 1989 and president since August 1, 1989.  Mr. Millar has spent over 30 years as a professional in sales and marketing including international marketing.  Mr. Millar, in various sales capacities, including vice-president of sales, was associated with Mr. Hoffman at Absco Aerosols Ltd. from 1971 to 1985, when the business was sold to CCL.  He then joined CCL as manager of business development for North America.  In March 1988, he formed Milmed International Distributors Limited to distribute the Company’s products internationally.  In 1989 Milmed gave up its rights to distribute these products internationally at which time Milmed ceased operations.

ROBERT H. ISALY (age 80) has been a director of the Company since November 20, 1989.  He was the owner of a nursery, Florida Bedding Plants Inc. from 1986 to 1992.  Prior thereto he was involved with two Ohio based family businesses, the Isaly Dairy Company and the H.R. Isaly Cheese Company.  He is currently an independent businessman.

JOHN RITOTA (age 58) has been a director of the Company since December 18, 1991 and since 1981 to the present time has been operating a general dentistry practice, Ritota and Ritota, with his brother in Delray Beach, Florida.

RUSSELL MANOCK  (age 61) is a chartered accountant and has been a director of the Company since June 10, 2000.  He has been a senior partner in the public accounting firm, Snow & Manock in Toronto, Ontario, Canada since 1976.

DAVID B. ANDERSON  (age 57) has been practicing law in Birmingham, Alabama since 1976, and has been a director of the Company since April 28, 2004.  He is currently the sole member of Anderson & Associates, LLC.

DANNY MONTGOMERY (age 60) is the Senior Vice President of Alpha ProTech Engineered Products, Inc and the Senior Vice President of Manufacturing.  Mr. Montgomery has 40 years manufacturing and sales experience in various plastic and polymer industries.  Mr. Montgomery joined Alpha Pro Tech in July 1994 when the assets of Ludan Corp, a company he founded and managed, were acquired by Alpha Pro Tech, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

The principal role of our Board of Directors is to oversee the management of the Company’s affairs for the benefit of our shareholders.  During each year we review our corporate governance policies and practices and compare them to those suggested by various authorities in the matters of corporate governance and the practice of other companies, taking into account the size and resources of our Company.  Additionally we continue to review the provisions of the Sarbanes-Oxley Act of 2002 and new, as well as proposed rules of the SEC and the enhanced listing standards of the NYSE Amex Exchange (the “NYSE”)

Our Board of Directors has a standing Organizational Development and Compensation Committee, a Nominating/Governance Committee and an Audit Committee.  The functions of each of the Organizational Development and Compensation Committee, the Nominating/Governance Committee and the Audit Committee are governed by charters that have been adopted by the Board of Directors.  Our Board of Directors also has adopted a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers and employees.

The charters of the Organizational Development and Compensation Committee, Nominating/ Governance Committee and the amended and restated charter of the Audit Committee, and the Code of Business Conduct and Ethics are available in the “Corporate Governance” section of our website at www.alphaprotech.com.  The Company intends to disclose any amendments to the Code of Business and Ethics, and any waiver of the Code of Business Conduct and Ethics granted to any Director or executive officer of the Company on the Company’s website.  As of the date of this Proxy Statement, there have been no such waivers.

Directors Independence

The NYSE listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as director or Board Committee member.  A director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Securities and Exchange Commission, and any other applicable laws, rules and regulations.

The Board of Directors, after a review of all relevant facts and circumstances has affirmatively determined that each of the Directors and nominees, with the exception of Sheldon Hoffman, Alexander W. Millar and Danny Montgomery, is free from any material relationship with the Company and is independent.

Audit Committee

The purposes of the Audit Committee are to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, and preparation of the Audit Committee report.  The specific functions and responsibilities of the Audit Committee are set forth in the Amended and Restated Audit Committee Charter which was adopted by the Board in April 2004 and included as an exhibit to the Proxy Statement in 2004.  It is available on the Company’s website.

The Board has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.  The Board has also determined that Russell Manock qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K.  As an audit committee financial expert, Mr. Manock also satisfies the NYSE accounting and financial management expertise requirements.

The audit committee consisting of Messrs Russell Manock, Robert H. Isaly and John Ritota, with Mr. Manock as chairman, met five times in 2008.

Organizational Development and Compensation Committee

In April 2004, the Board expanded the function of the Compensation Committee to encompass organizational development and adopted an Organizational Development and Compensation Committee Charter, which is available on the Company’s website.

The Committee’s function is to assist the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and training of all management levels and producing the Committee Report.  The Committee reviews and determines the salary and bonus compensation of the Chief Executive Officer as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company.  Each of the members of the Committee is independent within the meaning of the NYSE listing standards.

The Organizational Development and Compensation Committee, consisting of Messrs. John Ritota (Chairman), Robert H. Isaly and David B. Anderson, met five times in 2008.

Nominating/Governance Committee

In April 2004 the Board of Directors formed a Nominating/Governance Committee and adopted the requisite charter.

The purpose of the Nominating/Governance Committee (the “Committee”) is to (1) identify and recommend to the Board of Directors (the “Board”) candidates for nomination or appointment as directors, (2) review and recommend to the Board appointments to Board committees, (3) develop and recommend to the Board, corporate governance guidelines for the Company and any changes to those guidelines, (4) review, from time to time, the Company’s Code of Business Conduct and Ethics and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations and recommend to the Board any changes to the Code and such policies and programs, and (5) oversee the Board’s annual evaluation of its own performance.

The Committee consists of three directors designated by the Board, each of whom is an “independent director” under the Company’s corporate governance guidelines and the rules of the NYSE.  All members of the Committee shall have in the judgment of the Board, the judgment, aptitude and experience required to advise the Board on matters relating to the selection of directors and matters of corporate governance and of business conduct and ethics.

The Board has established a process for shareholders and other interested parties to send communications to the Board as a group or any individual Director.  A description of this process can be found in the “Corporate Governance” section of our website.

The Committee, consisting of Messrs. David B. Anderson, Russell Manock and Robert H. Isaly, with Mr. Anderson as Chairman, met six times in 2008.

How often did the Board meet in 2008?

During 2008, the Board of Directors of the Company held five meetings.  In 2008, due to illness, Mr. Isaly was the only director who did not attend at least 90% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of the Company on which he served.

In addition to participation at Board and committee meetings, the Company’s directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

How are directors compensated?

Under the Company’s Corporate Governance Guidelines, non-employee Director Compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee. Directors who are also employees of the Company receive no additional compensation for service as a Director.

The following table shows all compensation provided to each non-employee director for fiscal 2008:

Annual Board retainer (1)	$14,000
Annual stock option grant (2)	15,000 shares
Annual Compensation for Chairperson for Audit Committee	$10,000
Annual Compensation for Chairpersons of the Organizational Development and Compensation Committee, and the Nominating/Governance Committee	$1,000

(1)	Per non-employee director
(2)	Per each of the current non-employee directors

They are also reimbursed for their direct expenses incurred in attending a Board or Committee meeting.   Non employee directors are paid bi-annually in June and December.

Beginning with the Company’s 2004 annual meeting of shareholders, each non-employee director became eligible to receive (i) a grant of a non-qualified stock option to purchase up to a maximum of 15,000 shares of common stock at each annual meeting at which he or she continues as a non-employee director, and (ii) a grant of a non-qualified option to purchase up to a maximum of 25,000 shares of common stock at the time he or she first becomes a non-employee director.  Notwithstanding the foregoing, an individual who was first appointed a non-employee director on or after January 1, 2004 and prior to the Company’s 2004 annual meeting of shareholders received only the initial stock option grant described in (ii) above.

The Organizational Development and Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished the following report on executive compensation to the shareholders of the Company.

ORGANIZATIONAL DEVELOPMENT &
COMPENSATION COMMITTEE REPORT

The Organizational Development & Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Organizational Development & Compensation Committee of the Company states that the Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the Organizational Development & Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Organizational Development & Compensation Committee:

John Ritota

Robert Isaly

David Anderson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis will explain the material elements of the compensation of the Company’s named executive officers and describe the objectives and principles underlying the Company’s executive compensation programs.

Executive Compensation Objectives

The Company’s executive compensation objectives are to:

•      Motivate and retain highly qualified managers and executives

•      Link executives’ total compensation to company and individual job performance

•      Provide an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in shareholder value

The key elements of the Company’s executive compensation program are base salary, annual incentive compensation, long-term incentive compensation and contractual compensation. Explanation of each of these elements appears below.

•      Base salary is consistent with competitive practices and levels of responsibility. The Company pays it executives a fixed, annual salary.  Salaries provide a degree of financial stability for the executives, with salary increases designed to reward recent performance and contributions. The Company reviews and may revise salaries for executives each year. The CEO and President make the recommendations to the Committee in the case of the other executive officers.

•      Cash Bonus & Stock Options reflect the individual’s contribution to the overall financial performance of the Company.  The Company uses stock options to provide long-term incentive compensation and to link the financial interests of its executives with the financial interests of its stockholders. The Company’s program for granting stock options contributes significantly to that linkage.

•      Stock options become exercisable over time, usually five years, with a three year vesting period, and thus requires a long-term commitment by executives to realize the appreciation potential of the options

•      All options have an option price that is not less than the fair market value of the stock on the date of grant.  The terms of the options and the dates after which they become exercisable were established by the Board with respect to incentive stock options, within the parameters of the new 2004 Stock Option Plan.  We do not grant stock appreciation rights.  The 2004 Stock Option Plan combines two previously expired separate plans for employees and directors.

•      Contractual Incentive Awards are provided for two executive employees through a profit participation incentive compensation.  Messrs. Alexander Millar and Sheldon Hoffman are each entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company.

•      The CEO and President were each compensated on a salary and pay-for-performance approach.  Taken into consideration were overall Company performance in attaining annual growth in revenues, the addition or development of new and enhanced products, pretax earnings, and the achievement of short and long term goals of the Company’s business as established in its five year plan.  Contractual incentive awards were earned in 2008 by both the Company’s CEO and President.

Compliance with Section 162 (m) of the Internal Revenue Code of 1986

Deductibility of Compensation   The Internal Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the Chairman and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $1 million per executive per year subject to an exception for compensation that meets certain “performance-based” requirements.  Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company’s tax deduction for compensation paid in excess of the $1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time.  As to options granted under the 2004 Incentive Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules.  As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 2008 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.

The Company believes that each key element complements the others and that together they achieve the Company’s principal compensation objectives.

The Summary Compensation Table shows the compensation of each named executive officer for the fiscal years ended December 31, 2008, 2007, and 2006.

Compensation Committee Interlocks

The Membership of the compensation committee is set forth under “Report of the Compensation Committee.”  During the fiscal year ended December 31, 2008, no director or executive officer of ours served on the board of directors or compensation committee of another company that had an executive officer or director serving on our Board of Directors or compensation committee.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during the last three fiscal years for services in all capacities of those persons who were as of December 31, 2008, the Chief Executive Officer and each of the most highly compensated executive officers (a total of five persons), to the extent each earned more than $100,000 in salary, bonus and other compensation (“Named Officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Option Awards($)(3)	All Other ($) (4)	Total ($)

Sheldon Hoffman	2008	500,000	140,000	51,000		691,000
CEO	2007	450,000	206,500	46,000		702,500
	2006	387,500	335,000	31,000		753,500

Al Millar	2008	500,000	140,000	51,000		691,000
President	2007	450,000	206,500	46,000		702,500
	2006	387,500	335,000	31,000		753,500

Lloyd Hoffman	2008	300,000	45,000	25,500		370,500
CFO	2007	272,000	55,000	23,000		350,000
	2006	234,000	50,000	15,500		299,500

Danny Montgomery	2008	300,000	45,000	25,500	2,985	373,485
Sr.VP Manufacturing	2007	260,000	55,000	23,000	2,578	340,578
	2006	204,000	60,000	15,500	2,024	281,524

Michael Scheerer	2008	211,000		24,250	16,245	251,495
Sr.VP Marketing	2007	200,000	40,000	23,000	15,070	278,070
	2006	190,000	45,000	15,500	14,000	264,500

(1)  The amount reported in this column for each officer reflects the dollar amount of base salary paid in the year and including salary increases effective during the year.

(2) The amount reported in this column for each officer reflects annual cash incentive compensation for each officer, based on performance in the respective year, and determined by the Compensation Committee in February of the following year and paid soon after.  In the case of the CEO and President, the bonus is a Contractual Incentive award as discussed on page 8.

(3) The amounts reported in this column for each officer reflect the compensation costs for financial reporting purposes for the year under FAS 123R for stock options granted in and prior to the year, disregarding any adjustments for estimated forfeitures.  These are not amounts paid to each executive.

(4) The amount reported in this column for each officer represents all perquisites and other personal benefits paid by the Company.

ALL OTHER COMPENSATION

Name	Year	Car Allowance (1)	401 (k) (2)	Total

Michael Scheerer	2008	14,000	2,245	16,245

Danny Montgomery	2008		2,985	2,985

(1) The amounts reported in this column reflects an annual car allowance.

(2)  Represents matching contributions made by us under our 401(k) plan.

Stock Options

The following table provides information with respect to incentive stock option grants during fiscal year 2008 to the named executive officers. The options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the Amex on the grant date, have a five-year life, and are scheduled to vest in equal installments over three years beginning one year after grant date. The grant date fair value of the options is determined in accordance with FAS 123R.

The Compensation Committee, which administers the Company’s stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards	Exercise Price of Option Awards ($/share)	Full Grant Date Fair Value of Option Awards (1)

Sheldon Hoffman	September 11, 2008	100,000	$1.23	$45,000
Al Millar	September 11, 2008	100,000	$1.23	$45,000
Lloyd Hoffman	September 11, 2008	50,000	$1.23	$22,500
Danny Montgomery	September 11, 2008	50,000	$1.23	$22,500
Michael Scheerer	September 11, 2008	25,000	$1.23	$11,250

(1) This amount reflects the dollar amount recognized for financial statement purposes in accordance with FAS 123 (R).

Stock options grant levels for Officers and Key Employees have been determined annually based on performance, and the options have been granted after the Annual Meeting of Shareholders.

OPTION EXERCISES

There were no option exercises during fiscal 2008 by any of the named executive officers.

The following table provides information with respect to executive officers and the status of their options at December 31, 2008.

The options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the Amex on the grant date, typically have a five-year life, and are scheduled to vest in equal installments over three years beginning one year after grant date. The unexercisable options are due to vesting periods.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	OPTION AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiry Date

Al Millar	8/9/2004	75,000			1.58	8/9/2014
	8/23/2006	66,666	33,334		1.98	8/22/2011
	8/29/2007	33,333	66,667	(1)	1.50	8/29/2012
	9/11/2008		100,000	(2)	1.23	9/10/2013

Sheldon Hoffman	8/9/2004	75,000			1.58	8/9/2014
	8/23/2006	66,666	33,334		1.98	8/22/2011
	8/29/2007	33,333	66,667	(1)	1.50	8/29/2012
	9/11/2008		100,000	(2)	1.23	9/10/2013

Lloyd Hoffman	8/9/2004	50,000			1.58	8/9/2014
	8/23/2006	33,332	16,668		1.98	8/22/2011
	8/29/2007	16,666	33,334	(3)	1.50	8/29/2012
	9/11/2008		50,000	(4)	1.23	9/10/2013

Danny Montgomery	8/9/2004	50,000			1.58	8/9/2014
	8/23/2006	33,332	16,668		1.98	8/22/2011
	8/29/2007	16,666	33,334	(3)	1.50	8/29/2012
	9/11/2008		50,000	(4)	1.23	9/10/2013

Michael Scheerer	8/9/2004	50,000			1.58	8/9/2014
	8/23/2006	33,332	16,668		1.98	8/22/2011
	8/29/2007	16,666	33,334	(3)	1.50	8/29/2012
	9/11/2008		25,000	(5)	1.23	9/10/2013

(1) Unexercisable options to vest in two annual installments:  33,333 options on August 29, 2009 and 33,334 options on August 29, 2010.

(2) Unexercisable options to vest in three annual installments:  33,333 options on each September 10, 2009 and 2010, and 33,334 options on September 10, 2011.

(3) Unexercisable options to vest in two annual installments:  16,667 options on each August 29, 2009 and 2010.

(4) Unexercisable options to vest in three annual installments:  16,666 options on each September 10, 2009 and 2010, and 16,668 options on September 10, 2011.

(5) Unexercisable options to vest in three annual installments:  8,333 options on each September 10, 2009 and 2010, and 8,334 options on September 10, 2011.

Employment Arrangements

Messrs. Hoffman and Millar are also entitled to a combined bonus equal to 10% of the pre-tax net profits of the Company (5% to each).  Each earned a bonus of $140,000 for 2008.

Benefit Plans

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2008, relating to equity compensation plans of the Company under which the Company’s common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (b) (2)
Equity compensation plan approved by shareholders	1,870,000	(1)	1.56	545,000

(1)    The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options under the shareholders approved 2004 Stock Option Plan.

(2) The number shown in column (b) is the number of shares that may be issued upon exercise of options granted in the future under the 2004 plan.

Incentive Stock Option Plan

The Company has an Incentive Stock Option Plan (the “Plan”) for Officers and other Key Employees covering an aggregate of 2 million shares, which was adopted by the Board of Directors and was approved by Shareholders at the Annual Meeting in June 2004. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company’s Common Stock on the date of grant.  The options are not transferable.  The terms of each option granted under the Plan is determined by the Board of Directors.  Currently, option  terms do not exceed five years, and the options are scheduled to vest in equal installments over three years beginning one year after grant date. As of December 31, 2008, options covering an aggregate of 1,870,000 shares were outstanding. In the year ended December 31, 2008, 550,000 options were granted.

Retirement Savings Plan

The Company has a Retirement Savings Plan (the “401(k) Plan”) which is intended to qualify under Section 401(k) of the Internal Revenue Code.  Employees of the Company who have attained age 21 and completed at least one year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 12% of the participant’s compensation in any year in accordance with limitations defined in the Code.  Under the 401(k) Plan the Company is matching 25% of the contributing participant’s effective deferral but not in excess of 4% of such contributing participant’s compensation.  The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested.  The participant’s interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant’s death or disability.  A participant’s fully vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2.  The Company’s only contributions in 2008 on behalf of any officer named under “Executive Compensation” were $2,985 on behalf of Danny Montgomery and $ 2,245 on behalf of Michael Scheerer.

PENSION BENEFITS

Name	Plan	Employer Contribution
Danny Montgomery	401 (k)	$2,985
Michael Scheerer	401 (k)	$2,245

Directors Compensation

This table discloses all compensation provided to each non-employee director of the Company in 2008.

Name	Fees Earned (1)	Option Awards($) (2)	Total ($)
Robert Isaly	$14,000	$7,650	$21,650
John Ritota	$15,000	$7,650	$22,650
Russell Manock	$24,000	$7,650	$31,650
David Anderson	$15,000	$7,650	$22,650

(1) Directors of the Company who are not also employees of the Company are paid an annual retainer of $ 14,000. The Compensation Committee and Corporate Governance Committee chairmen receive an additional $1,000 each per year compensation, and the Audit Committee chairman receives an additional $ 10,000 per year compensation.

(2) Option Awards.  The amount in this column consists of the dollar amount of expense recognized in 2008 for financial statement reporting purposes in respect of stock option awards for each non-employee director (disregarding any adjustments for estimated forfeitures), and thus includes amounts attributable to awards made in 2006, 2007 and 2008.  The grant date fair value of annual stock options awards to each non-employee director in 2008, computed in accordance with FAS 123(R), was equal to $ 9,150.

Each non-employee director of the Company received a grant of an option to purchase 15,000 shares on September 11, 2008.  All of the options were granted at an exercise price equal to the closing market price on the date of grant, and become exercisable in three equal annual installments, commencing on year from the grant date.

The aggregate number of shares issuable pursuant to options held by each non-employee director as of December 31, 2008 was as follows:  David Anderson 55,000 shares; Robert Isaly 45,000 shares; Russ Manock 45,000 shares; and John Ritota 45,000 shares.

Directors Stock Option Plan

The Company has a Directors Stock Option Plan (the “ Directors Plan”) for Non-Employee Directors covering an aggregate of 500,000 shares, which was adopted by the Board of Directors and was approved by Shareholders at the Annual Meeting in June 2004.  The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company’s Common Stock on the date of grant.  The options are not transferable.  There are limitations on the amount of stock options that a director can be granted in a single calendar year. The terms of each option granted under the Plan is determined by the Board of Directors. Currently, option  terms do not exceed five years, and the options are scheduled to vest in equal installments over three years beginning one year after  grant date. As of December 31, 2008, options covering an aggregate of 310,000 shares were outstanding.  In the year ended December 31, 2008, 60,000 options were granted.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 31, 2009 with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer of the Company, by all officers and directors as a group, and by persons known to the Company to be beneficial owners of  more than 5% of the Company’s Stock.

Directors, Executive Officers and 5% Shareholders	Number of Shares Beneficially Owned		Percent of Class

Austin W. Marxe and David M. Greenhouse Special Situation Funds	1,462,871		6.1%
William R. Lykken	1,452,858	(1)	6.1%

Al Millar, President and Director	1,846,476	(2)	7.7%
Sheldon Hoffman, CEO and Director	1,477,637	(3)	6.2%
Robert H. Isaly, Director	267,923	(4)	1.1%
John Ritota, Director	187,444	(5)	*
Lloyd Hoffman, CFO and Sr. VP Finance and Administration	334,998	(6)	1.4%
Russell Manock, Director	115,900	(7)	*
David B. Anderson, Director	94,334	(8)	*
Danny Montgomery, Sr.VP Manufacturing	279,618	(9)	*
All directors and executive officers as a group (8 persons)	4,604,330		19.3%

*Represents less than 1 percent of our outstanding shares.

There are no family relationships between the above persons other than Lloyd Hoffman who is the son of Sheldon Hoffman.

(1)           Includes 148,206 shares owned beneficially by Mr. Lykken’s wife, as to which Mr. Lykken disclaims beneficial ownership.

(2)           Includes 174,999 shares subject to currently exercisable options; and includes 185,942 shares and 6,666 shares subject to currently exercisable options owned beneficially by Mr. Millar’s wife, as to which Mr. Millar disclaims beneficial ownership.

(3)           Includes  174,999 shares subject to currently exercisable options; and includes 73,002 shares owned beneficially by Mr. Hoffman’s wife, as to which Mr. Hoffman disclaims beneficial ownership.   Does not include 410,051 shares owned beneficially by Hoffman Family Trust, as to which Mr. Hoffman disclaims beneficial ownership.  The beneficiaries of the Hoffman Family Trust are Mr. Hoffman’s wife and their two children.  Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.

(4)           Includes 45,000 shares subject to currently exercisable options; and  includes 79,700 shares owned beneficially by Mr. Isaly’s wife, as to which Mr. Isaly disclaims beneficial ownership. Does not include 210,867 shares owned by the Isaly Family Trust as to which Mr. Isaly disclaims beneficial ownership.

(5)           Includes 45,000 shares subject to currently exercisable options; and includes 8,750 shares owned beneficially by Dr. Ritota’s wife and 5,000 shares owned beneficially by Dr. Ritota’s daughter as to which Dr. Ritota disclaims beneficial ownership.

(6)           Includes 99,998 shares subject to currently exercisable options.  Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of his pecuniary interest therein.

(7)           Includes 45,000 shares subject to currently exercisable options; and includes 2,500 shares owned beneficially by Mr. Manock’s wife as to which Mr. Manock disclaims beneficial ownership.

(8)           Includes 55,000 shares subject to currently exercisable options.

(9)           Includes 99,998 shares subject to currently exercisable options; and 8,270 shares owned beneficially by Mr. Montgomery’s wife as to which Mr. Montgomery disclaims beneficial ownership.

A currently exercisable option is one which is exercisable within 60 days from the date hereof.

Applicable percentage of ownership is based on 23,850,853 shares of our common stock outstanding on March 31, 2009 and treats as outstanding all shares underlying currently exercisable options held by the identified person, director or officer in the first column.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The address of each of the executive officers and directors is care of Alpha Pro Tech, Ltd., 60 Centurian Dr., Suite 112, Markham, Ontario, Canada L3R 9R2.

Audit Committee Report

The report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference in the specific filing.

The Audit Committee of the Board of Directors has furnished the following report to shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The audit committee, which is appointed annually by the Board of Directors at its meeting following the Annual Meeting of Shareholders, currently consists of three directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the NYSE  in 2008.  The audit committee currently acts under an amended and restated written charter which was adopted by the Board of Directors in April 2004.  As described in its charter, the audit committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, including recommending to the Board of Directors an accounting firm to serve as the Company’s independent registered public accountants.  The audit committees is not responsible for planning or conduct of the audits or the determination that the Company’s financial statements are complete and accurate and in accordance with the generally accepted accounting principles.

In accordance with rules adopted by the Securities and Exchange Commission, the audit committee of the Company states that:

•                  The audit committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2008.

•                  The audit committee has discussed with PricewaterhouseCoopers, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No.  61, as modified or supplemented.

•                  The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees concerning Independence, as modified or supplemented, and has discussed with PricewaterhouseCoopers LLP the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, and relying thereon, the audit committee recommended to the Board of Directors (and the Board has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

Russell Manock (Chairman)

Robert H.  Isaly

John Ritota

Proposal 2.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform an independent audit of our financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion thereon for the fiscal year 2009.  The Board of Directors has directed that such appointment be submitted for ratification by the shareholders at the Meeting.  If shareholders should fail to ratify the appointment of the independent accountants, the Audit Committee would reconsider the appointment.

PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for the Company since 1992.  A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have the opportunity to make statements if he or she desires to do so and will be available to respond to appropriate questions.

Principal Accountant Fees

The following table sets forth the fees billed to us by PricewaterhouseCoopers, LLP, our independent auditor, as of and for the years ended December 31, 2008 and 2007:

	For the Year Ended December 31,
	2008	2007
Audit fees	$280,000	$260,000
Tax fees	60,000	57,000
	$340,000	$317,000

The audit fees billed by PricewaterhouseCoopers LLP were an aggregate of $280,000 and $260,000 for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007 respectively and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years.

Tax fees billed by PricewaterhouseCoopers LLP were related to tax compliance; filing tax returns and tax advice on state tax requirements.

The Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers, LLP.  Ratification requires the affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representation that no other reports were required, the Company believes that during 2008 all Section 16(a) filing requirements applicable to its officers and directors were in compliance.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST.  REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO L3R 9R2, CANADA, ATTENTION: SHELDON HOFFMAN, CEO.  THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY’S REASONABLE EXPENSES.

WHERE CAN I GET MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information (including press releases on Form 8-K) with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site (http://www.sec.gov). You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities

Enclosed with this Proxy Statement is a copy of our Annual Report for the Fiscal Year Ended December 31, 2008, along with the accompanying financial statements and schedules. The Annual Report is not to be regarded as proxy soliciting material. If you would like copies of any other recently filed documents, please direct your request to Investor Relations, Alpha Pro Tech, Ltd. 60 Centurian Drive, Suite 112, Markham ON, L3R 9R2.

Our SEC filings are only one of the ways that we try to reach our stockholders. Please remember that there are other sources of information available to you throughout the year, including:

•       our investor information line at 1-905-479-0654 ext 231; and

•       various financial web sites, which provide copies of or links to our SEC filings and press releases, all of which may also be obtained from Investor Relations on our website at www.alphaprotech.com or email our Investor Relations at ir@alphaprotech.com.

FUTURE PROPOSALS

The 2010 Annual Meeting is expected to be held on Wednesday, June 9, 2010.  If any shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company’s 2010 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the Company’s principal executive office by February 5, 2010.

OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting; the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

AL MILLAR

President

ALPHA PRO TECH, LTD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Al Millar, Sheldon Hoffman and Robert H.Isaly, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Mirage Hotel, 3400 Las Vegas Boulevard South, Las Vegas, Nevada on Tuesday, June 9, 2009, at 9:30 o’clock A.M. (local time) and at any adjournment thereof, hereby revoking any prior Proxy or Proxies.  This Proxy when properly executed will be voted as directed herein by the undersigned.  If no direction is made, shares will be voted FOR the election of directors named in the proxy and FOR Proposal 2.

(Continued, and to be dated and signed on the other side)

☒	Please mark your votes as in this example.

1.             To elect as directors all the persons named below:

Al Millar	Robert H. Isaly
Sheldon Hoffman	John Ritota
Danny Montgomery	Russell Manock
David B. Anderson

For: ☐	Against: ☐

For, except vote against from the following nominee(s)

2.                                       Ratification of the appointment of PricewaterhouseCoopers, LLP, as Independent Registered Public Accounting Firm of the Company

For:   ☐              Against:   ☐              Abstain:   ☐

3.                                       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Date, sign and return the Proxy Card promptly using the enclosed envelope

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Signature(s)	Date